UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
                                 _______________


Date of Report (Date of earliest event reported): October 1, 2004


                                GTC Telecom Corp.
              _____________________________________________________
             (Exact name of registrant as specified in its charter)


                                     Nevada
                  ___________________________________________
                 (State or other jurisdiction of incorporation)


         0-25703                                     88-0318246
__________________________                 ________________________________
 (Commission File Number)                  (IRS Employer Identification No.)



                          3151 Airway Ave., Suite P-3
                              Costa Mesa, CA 92626
              ______________________________________________________
              (Address of principal executive offices)   (Zip  Code)

Registrant's telephone number, including area code: (714) 549-7700


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2004, GTC Telecom Corp. (the "Registrant" or "GTC") notified TelSpan, Inc. of its election to terminate that certain Reorganization and Stock Purchase Agreement entered into as of April 26, 2004 by and between GTC Telecom Corp. and TelSpan, Inc. (the "TelSpan Agreement"). There are no other material relationship between the Registrant or its affiliates and any of the parties other than in respect of the material definitive agreement.

As previously disclosed, on April 26, 2004, the Company entered into the TelSpan Agreement whereby the Company agreed to acquire 100% of the outstanding capital stock of Telspan in exchange for that number of shares of the Company's common stock which would equate to 84% of the outstanding capital stock of the Company on a fully diluted basis following the acquisition. Closing of the acquisition was conditioned upon various events, including the approval of the Company's stockholders and upon Telspan's successful acquisition of certain telecommunications assets. As the condition precedents have not occurred, the Company elected to terminate the TelSpan Agreement. The Company does not believe that there are any material early termination penalties incurred by the Registrant as a result of this termination.

In a related action, the Registrant also notified InfoSpan, Inc., an affiliate of TelSpan, Inc., of its election to terminate that certain Reorganization and Stock Purchase Agreement entered into as of April 26, 2004 by and between GTC Telecom Corp., Perfexa Solutions, Inc. (a subsidiary of the Registrant) and InfoSpan, Inc. (the "InfoSpan Agreement").

As previously disclosed, on April 26, 2004, the Registrant agreed to sell a controlling interest in its Perfexa subsidiary to the shareholders of Infospan, Inc., a California company commonly controlled by some of the shareholders of TelSpan. Closing of the sale of the controlling interest was conditioned, in part, upon the approval of the Company's stockholders as well as the generation of certain amounts of business for Perfexa. As the condition precedents have not occurred, the Company elected to terminate the InfoSpan Agreement. The Company does not believe that there are any material early termination penalties incurred by the Registrant as a result of this termination.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October 1,  2004            GTC  TELECOM  CORP.



                                   By: /s/ S. Paul Sandhu
                                   ----------------------------
                                   S.  Paul  Sandhu
                                   Chief  Executive  Officer